UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2023

Cosmos Health Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

Cosmos Health Inc.

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2023, Cosmos Health Inc. (the “Company”) announced the appointment of Nikos Bardakis (54), who comes with over two decades of international branded pharmaceutical sector experience, as the Chief Operating Officer (COO).

As the Chief Operating Officer at Cosmos Health, Mr. Bardakis’ objective will be to bring new capabilities and processes into the organization for optimizing operational excellence towards global commercial expansion of Cosmos’ premium products. In addition, Mr. Bardakis will focus on life science research ideas and transforming them into product innovations that will be designed, engineered, and marketed by Cosmos.

From January 2019 to February 2023, he served as Business Development Manager at Cloudpharm, a research and development company focused on the discovery of bioactive compounds and next generation food supplements, and the development of state-of-the-art algorithms for drug repurposing and providing computational services for drug design and development.  From June 2016 to February 2023, Mr. Bardakis was Managing Director of Life NLB, an importing and distributing company specialized in the areas of medical devices and food supplements.  From January 2009 to February 2016, Mr. Bardakis was the National Sales Director for Servier Hellas, a multinational pharmaceutical company specializing in the areas of Cardiovascular, Central Nervous System and Metabolic diseases, where he led a cross functional, client focused team comprised of sales, trade, marketing and business development personnel, managing over 130 employees. He gained international exposure, participating in several boards and meetings focused on European level design and launch projects, pioneering in international operations.  From 1993 to December 2008, Mr. Bardakis was a sales representative, area manager, full sales manager for Servier Hellas, where he last led seventy (70) representatives and nine (9) area managers. Mr. Bardakis received a BS in Finance from American College of Greece along with relevant studies in Natural Sciences.

Nikos Bardakis will succeed Pavlos Ignatiades, who will assume the position of Chief Communications Officer (CCO). As the Chief Communications Officer at Cosmos Health, Pavlos Ignatiades’ focus will be to create a consistent message across all stakeholders that clearly communicates the Company’s progress, its vision for the future and the roadmap of how it intends to get there. Mr. Ignatiades has been with Cosmos since its inception and was promoted to COO in 2020, where he was responsible for capital markets activities including the Company’s listing onto Nasdaq, as well as managing the Company’s public relations and investor relations departments.

A copy of the press release titled “Cosmos Health Announces the Appointment of Nikos Bardakis, an Experienced Executive in the Pharmaceutical Industry, as Chief Operating Officer” is furnished as Exhibit 99.1 to this Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Number
99.1	Press Release dated February 1, 2023 titled “Cosmos Health Announces the Appointment of Nikos Bardakis, an Experienced Executive in the Pharmaceutical Industry, as Chief Operating Officer”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HEALTH INC.

Date: February 7, 2023	By:	/s/ George Terzis
George Terzis
Chief Financial Officer

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